Exhibit 99.1

SOURCE: Worldwide Energy & Manufacturing USA, Inc.

Apr 05, 2010 08:33 ET

Worldwide Energy Announces Restatement Related to Warrant Issuance in 2008 Financing

2008 Net Income for the Twelve-Month Period Ended December 31, up 288%, From $0.37 EPS to $1.42 EPS; 2009 Net Income for the Nine-Month Period Ended September 30, up 15% From $0.38 EPS to $0.44 EPS

SOUTH SAN FRANCISCO, CA and SHANGHAI, CHINA--(Marketwire - April 5, 2010) - On March 26, 2010, the management of Worldwide Energy and Manufacturing USA, Inc. (OTCBB: WEMU) (the "Company") determined that its original equity classification of certain warrants granted in connection with the Company's 2008 equity financing, (which occurred on June 23, 2008 and July 24, 2008) which was included in the Company's previously issued consolidated financial statements, was incorrect. Management has determined that the warrants granted in connection with the 2008 equity financing should have been recorded as a warrant derivative liability and not as equity. As a result, the consolidated financial statements for the year ended December 31, 2008, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and its Quarterly Reports for the quarters ended June 30, 2008; September 30, 2008; March 31, 2009; June 30, 2009; and September 30, 2009; will be amended to restate the warrant derivative liability.

For the twelve (12) month period ending December 31, 2008, the results of the restatement are expected to show a 288% increase in previously reported net income. The restatement is expected to show net income of $3,881,316, or $1.42 EPS, rather than $1,001,648, or $0.37 EPS.

For the nine (9) month period ended September 30, 2009, the result of the restatement is expected to show a 15% increase in net income. The restatement is expected to show net income of $1,768,789, or $0.44 EPS, rather than $1,536,277, or $0.38, as previously reported.

In addition, management has determined that certain bonuses earned during 2008 were incorrectly recorded in 2009 and not accrued as of December 31, 2008. As a result, management will amend the previously issued consolidated financial statements for the year ended December 31, 2008, which will be included in the amended Form 10-K for the year ended December 31, 2008 and the interim consolidated financial statements included in the Company's quarterly reports for the quarters ended March 31, 2009; June 30, 2009; and September 30, 2009, to properly include the accrued bonus and related bonus expense for the year ended December 31, 2008.

As a result of the above, the Company will restate its consolidated financial statements for the year ended 2008 and the interim quarters ended June 30, 2008; September 30, 2008; March 31, 2009; June 30, 2009; and September 30, 2009 to adjust as noted above and file an amendment to the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008; September 30, 2008; March 31, 2009; June 30, 2009; and September 30, 2009 with the Securities and Exchange Commission.

The Company expects to file the restatement within two weeks from the date of this release.

About Worldwide Energy and Manufacturing USA, Inc.

Worldwide Energy and Manufacturing USA, Inc. (http://www.wwmusa.com), headquartered in South San Francisco, California, is a 16-year-old engineering-oriented firm specializing in photovoltaic (PV) panel, mechanical, electronics and fiber optic products manufacturing. The company's worldwide customer base includes the industries of solar energy, wireless telecommunications, aerospace, automobiles and medical equipment. Subsidiaries include Shanghai Intech Electro Mechanical Products Co. Ltd., Shanghai Intech Electronics Manufacturing Co. Ltd. and Shanghai Intech Precision Mechanical Products Manufacturing Co. Ltd., located in Shanghai, China.

Forward-looking statements:

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company's performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Contact:

At the company:

Worldwide Energy and Manufacturing USA, Inc.
Jimmy Wang
650-794-9888, Ext. 221
jimmyw@wwmusa.com
http://www.wwmusa.com

Investor relations:
Dave Gentry
RedChip Companies, Inc.
Office: (407) 644-4256, Ext. 104
Cell: (407) 491-4498
info@redchip.com
http://www.redchip.com

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